Exhibit 5.1

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August 9, 2022

Zentalis Pharmaceuticals, Inc.
1359 Broadway, Suite 1710
New York, New York 10018

Re:    Registration Statement on Form S-8; 6,500,000 Shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

    We have acted as special counsel to Zentalis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of an aggregate of 6,500,000 shares of common stock, $0.001 par value per share (the “Shares”), of the Company, pursuant to the Company’s 2020 Incentive Award Plan (as amended the “Incentive Plan”) and the Company’s 2022 Employment Inducement Incentive Award Plan (the “Inducement Plan”), and together with the Incentive Plan, the “Plans”). The Shares are included in a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2022 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares, and when the Shares have been issued by the Company in the circumstances contemplated by the Plans for legal consideration in excess of par value, assuming in each case that the individual grants or awards under the Plans are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance of the Shares will have been duly authorized by all necessary

August 9, 2022 Page 2
corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

                        /s/ Latham & Watkins LLP